                                                                    Exhibit 99.1

           CERTAIN PENDING LITIGATION MATTERS AND RECENT DEVELOPMENTS

As described in Note 8. Contingencies of this Report on Form 10-Q, there are legal proceedings covering a wide range of matters pending in various U.S. and foreign jurisdictions against the Company, its subsidiaries and affiliates, including PM Inc. and PMI, and their respective indemnitees. Various types of claims are raised in these proceedings, including product liability, consumer protection, antitrust, tax, contraband shipments, patent infringement, employment matters, claims for contribution and claims of competitors and distributors. Pending claims related to tobacco products generally fall within the following categories: (i) smoking and health cases alleging personal injury brought on behalf of individual plaintiffs, (ii) smoking and health cases alleging personal injury and purporting to be brought on behalf of a class of individual plaintiffs, (iii) health care cost recovery cases brought by governmental and non-governmental plaintiffs seeking reimbursement for health care expenditures allegedly caused by cigarette smoking and/or disgorgement of profits, and (iv) other tobacco-related litigation. Other tobacco-related litigation includes class action suits alleging that the use of the terms "Lights" and "Ultra Lights" constitutes deceptive and unfair trade practices, suits by foreign governments seeking to recover damages resulting from the allegedly illegal importation of cigarettes into various jurisdictions, suits by former asbestos manufacturers seeking contribution or reimbursement for amounts expended in connection with the defense and payment of asbestos claims that were allegedly caused in whole or in part by cigarette smoking and various antitrust suits. Governmental plaintiffs in the health care cost recovery actions include the federal government, various cities and counties in the United States and certain foreign governmental entities. Non-governmental plaintiffs in these cases include union health and welfare trust funds ("unions"), Native American tribes, insurers and self-insurers, taxpayers and others.

The following lists certain of the pending claims included in these categories and certain other pending claims. Certain developments in these cases since August 12, 2002 are also described.

                          SMOKING AND HEALTH LITIGATION

The following lists the consolidated individual smoking and health cases as well as smoking and health class actions pending against PM Inc. and, in some cases, the Company and/or its other subsidiaries and affiliates, including PMI, as of November 1, 2002, and describes certain developments in these cases since August 12, 2002.

Consolidated Individual Smoking and Health Cases
------------------------------------------------

In re Tobacco Litigation (Individual Personal Injury cases), Circuit Court, Ohio County, West Virginia, consolidated January 11, 2000. In West Virginia, all smoking and health cases alleging personal injury have been transferred to the State's Mass Litigation Panel. The transferred cases include individual cases and putative class actions. All pending individual cases as well as cases filed in or transferred to the court by September 8, 2000 are to be included in a single consolidated trial. Approximately 1,250 individual cases are pending. The trial court's order provides for the trial to be conducted in two phases. The issues to be tried in phase one are "general liability issues common to all defendants including, if appropriate, defective product theory, negligence theory, warranty theory; and any other theories supported by pretrial development" as well as entitlement to punitive damages and a punitive damages multiplier. Pursuant to the court's order, the individual claims of the plaintiffs whose cases have been consolidated will be tried on an individual basis or "in reasonably sized trial groups" during the second phase of the trial. Trial is scheduled to begin in June 2003.

Flight Attendant Litigation
---------------------------

The settlement agreement entered into in the case of Broin, et al. v. Philip Morris Companies Inc., et al., permitted members of the purported class to bring individual suits as to their alleged injuries. As of November 1, 2002, approximately 2,800 of these suits were pending in the Circuit Court of Dade County, Florida against PM Inc. and three other cigarette manufacturers. In October 2000, the court held that the flight attendants will not be required to prove the substantive liability elements of their claims for negligence, strict liability and breach of implied warranty in order to recover damages, if any, other than establishing that the plaintiffs'

                                                                    Exhibit 99.1

alleged injuries were caused by their exposure to environmental tobacco smoke and, if so, the amount of damages to be awarded. In October 2001, the appellate court dismissed defendants' appeal of the trial court's ruling. Defendants have appealed to the Florida Supreme Court which has rejected defendants' appeal. To date, an estimated 9 such cases are scheduled for trial through the end of 2003.

Domestic Class Actions
----------------------

Engle, et al. v. R.J. Reynolds Tobacco Co., et al., Circuit Court, Eleventh Judicial Circuit, Dade County, Florida, filed May 5, 1994. See Note 8. Contingencies for a discussion of this case.

Scott, et al. v. The American Tobacco Company, et al., Civil District Court, Orleans Parish, Louisiana, filed May 24, 1996. The court granted plaintiffs' motion for class certification on behalf of current and former Louisiana cigarette smokers seeking the creation of funds to pay the costs of monitoring the medical conditions of members of the purported class and providing class members with smoking cessation programs. Jury selection began in June 2001, and is now completed. In September 2002, the trial court entered an order precluding defendants from introducing evidence or making arguments to the jury concerning the affirmative defense of comparative fault. Also, in September 2002, the trial court issued an amended trial plan requiring the adjudication of defendants' liability to the entire class, including defendants' affirmative defenses, based on a trial of the two class representatives' claims. Defendants filed writs challenging each of these rulings with the intermediate appellate court, which granted the writs and reversed and vacated both of the trial court's September 2002 rulings. Plaintiffs petitioned the Louisiana Supreme Court for review of the intermediate appellate court's rulings. The Louisiana Supreme Court granted plaintiffs' petition and heard argument in October 2002. Proceedings in the trial court have been stayed pending rulings from the Louisiana Supreme Court.

In re: Tobacco Litigation (Medical Monitoring cases) (formerly McCune, et al. v. The American Tobacco Company, et al.), Circuit Court, Kanawha County, West Virginia, filed January 31, 1997. In November 2001, the jury returned a verdict in favor of all defendants. In January 2002, the court denied plaintiffs' motion for a new trial, and plaintiffs have appealed.

Muncie (formerly Ingle and formerly Woods), et al. v. Philip Morris Incorporated, et al., Circuit Court, McDowell County, West Virginia, filed February 4, 1997.

Mahoney (formerly Fitz), et al. v. R.J. Reynolds Tobacco Company, et al., United States District Court, Southern District, Iowa, filed June 20, 1997. The court has denied plaintiffs' motion for class certification.

Young, et al. v. The American Tobacco Company, et al., Civil District Court, Orleans Parish, Louisiana, filed November 12, 1997.

Jackson, et al. v. Philip Morris Incorporated, et al., United States District Court, Central District, Utah, filed February 13, 1998.

Parsons, et al. v. A C & S, Inc., et al., Circuit Court, Kanawha County, West Virginia, filed February 27, 1998.

Cleary, et al. v. Philip Morris Incorporated, et al., Circuit Court, Cook County, Illinois, filed June 3, 1998.

Cypret (formerly Jones), et al. v. The American Tobacco Company, et al., Circuit Court, Jackson County, Missouri, filed December 22, 1998.

Simon, et al. v. Philip Morris Incorporated, et al., United States District Court, Eastern District, New York, filed April 9, 1999. In October 2002, the parties stipulated to a dismissal of the case.

Julian, et al. v. Philip Morris Companies Inc., et al., Circuit Court, Montgomery County, Alabama, filed April 14, 1999.

                                                                    Exhibit 99.1

Decie, et al. v. The American Tobacco Company, et al., United States District Court, Eastern District, New York, filed April 21, 2000. In October 2002, the parties stipulated to a dismissal of the case.

Ebert, et al. v. Philip Morris Incorporated, et al., United States District Court, Eastern District, New York, filed August 9, 2000. In October 2002, the parties stipulated to a dismissal of the case.

Vandermeulen, et al. v. Philip Morris Companies Inc., et al., Circuit Court, Wayne County, Michigan, filed September 18, 2000. In October 2002, the court entered the parties' stipulated order of dismissal without prejudice.

Sims, et al. v. Philip Morris Incorporated, et al., United States District Court, District of Columbia, filed May 23, 2001.

Lowe, et al. v. Philip Morris Incorporated, et al., Circuit Court, Multomah, Oregon, filed November 19, 2001.

Birchall, et al. v. Philip Morris Incorporated, et al., United States District Court, Nevada, filed July 10, 2002.

Goldfarb, et al. v. Philip Morris Incorporated, et al., United States District Court, Nevada, filed July 25, 2002.

Cahn, et al. v. United States of America, et al., United States District Court, New Jersey, filed July 29, 2002.

Ellington, et al. v. Philip Morris Incorporated, et al., United States District Court, Nevada, filed July 31, 2002.

Vandina, et al. v. Philip Morris Incorporated, et al., United States District Court, Nevada, filed July 31, 2002.

Vavrek, et al. v. Philip Morris Incorporated, et al., United States District Court, Nevada, filed July 31, 2002.

Martinez, et al. v. Philip Morris Incorporated, et al., United States District Court, Nevada, filed September 4, 2002.

Ginsburg, et al. v. Philip Morris Incorporated, et al., United States District Court, Nevada, filed September 6, 2002.

Hamil, et al. v. Philip Morris Incorporated, et al., United States District Court, Nevada, filed September 6, 2002.

Ramsden, et al. v. Philip Morris Incorporated, et al., United States District Court, Nevada, filed September 6, 2002.

Deller, et al. v. Philip Morris Incorporated, et al., United States District Court, Nevada, filed September 9, 2002.

Hudson, et al. v. Philip Morris Incorporated, et al., United States District Court, Nevada, filed September 9, 2002.

International Class Actions
---------------------------

Caputo (formerly LeTourneau) v. Imperial Tobacco Limited, et al., Ontario Court of Justice, Toronto, Canada, filed January 13, 1995.

The Smoker Health Defense Association (ADESF) v. Souza Cruz, S.A. and Philip Morris Marketing, S.A., Nineteenth Lower Civil Court of the Central Courts of the Judiciary District of Sao Paulo, Brazil, filed July 25, 1995.

                                                                    Exhibit 99.1

Fortin, et al. v. Imperial Tobacco Ltd., et al., Quebec Superior Court, Canada, filed on or about September 11, 1998.

Conseil Quebecois sur le Tabac v. RJR-Macdonald Inc., et al., Quebec Superior Court, Canada, filed November 20, 1998.

Ragoonanan, et al. v. Imperial Tobacco Limited, et al., Superior Court of Justice, Ontario, Canada, filed January 11, 2000.

Asociacion Espanola de Laringectomizados y Multiados de la voz v. Altadis S.A., et al., Court of First Instance, Barcelona, Spain, filed January 3, 2001. In April 2002, the court dismissed the case, and plaintiffs have appealed.

Asociacion Vallisoletana de Laringectomizados v. Altadis S.A., et al., Court of First Instance, Valadolid, Spain, filed January 4, 2001. In February 2002, the case was dismissed, and plaintiff has appealed.

Asociacion Viscaina de Laringectomizados v. Altadis S.A., et al., Court of First Instance, Bilbao, Spain, filed January 5, 2001. In September 2002, the case was dismissed, and plaintiff has appealed.

Asociacion de Laringectomizados de Leon v. Altadis S.A., et al., Court of First Instance, Leon, Spain, filed January 3, 2001.

                      HEALTH CARE COST RECOVERY LITIGATION

The following lists the health care cost recovery actions pending against PM Inc. and, in some cases, the Company and/or its other subsidiaries and affiliates as of November 1, 2002, and describes certain developments in these cases since August 12, 2002. As discussed in Note 8. Contingencies, in 1998 PM Inc. and certain other United States tobacco product manufacturers entered into a Master Settlement Agreement (the "MSA") settling the health care cost recovery claims of 46 states, the District of Columbia, the Commonwealth of Puerto Rico, Guam, the United States Virgin Islands, American Samoa and the Northern Marianas. Settlement agreements settling similar claims had previously been entered into with the states of Mississippi, Florida, Texas and Minnesota. The Company believes that the claims in the city/county, taxpayer and certain of the other health care cost recovery actions listed below are released in whole or in part by the MSA or that recovery in any such actions should be subject to the offset provisions of the MSA.

City/County Cases
-----------------

County of Cook v. Philip Morris Incorporated, et al., Circuit Court, Cook County, Illinois, filed April 18, 1997. In September 1999, the judge granted in part and denied in part defendants' motion to dismiss the complaint. In August 2001, the trial court granted defendants' motion for judgment on the pleadings and dismissed the case in its entirety, and plaintiffs have appealed.

City of St. Louis, et al. v. American Tobacco, et al., Circuit Court, City of St. Louis, Missouri, filed November 23, 1998. In November 2001, the court granted in part and denied in part defendants' motion to dismiss and dismissed three of plaintiffs' 11 claims. Trial is scheduled for September 2004.

County of St. Louis v. American Tobacco, et al., Circuit Court, City of St. Louis, Missouri, filed December 3, 1998. The case is currently stayed.

County of McHenry, et al. v. Philip Morris Incorporated, et al., Circuit Court, Cook County, Illinois, filed July 13, 2000. The case has been stayed pending the outcome of the appeal in County of Cook v. Philip Morris Incorporated, et al., discussed above.

                                                                    Exhibit 99.1

Department of Justice Case
--------------------------

The United States of America v. Philip Morris Incorporated, et al., United States District Court, District of Columbia, filed September 22, 1999. See Note
8. Contingencies, for a discussion of this case.

International Cases
-------------------

The Republic of Panama v. The American Tobacco Company, Inc., United States District Court, District of Columbia, filed September 11, 1998. In July 2000, the United States Court of Appeals for the Fifth Circuit vacated the ruling by the United States District Court for the Eastern District of Louisiana that granted plaintiff's motion to remand the case to the Civil District Court, Orleans Parish, Louisiana. In November 2000, the case was transferred to the Multidistrict Litigation Proceeding pending before the United States District Court for the District of Columbia (see In re: Tobacco/Government Health Care Cost Litigation (MDL No. 1279) (the "MDL Proceeding," discussed below)). Plaintiff's motion to remand this case is pending before the court hearing the MDL Proceeding.

Kupat Holim Clalit v. Philip Morris Incorporated, et al., Jerusalem District Court, Israel, filed September 28, 1998.

The Republic of Bolivia v. Philip Morris Companies Inc., et al., United States District Court, District of Columbia, filed January 20, 1999. In February 1999, this case was removed to federal court by defendants and subsequently transferred on the court's own motion to the federal district court for the District of Columbia in March 1999. It is currently pending in the MDL Proceeding discussed below.

The Republic of Venezuela v. Philip Morris Companies Inc., et al., Eleventh Judicial Circuit, Dade County, Florida, filed January 27, 1999. In November 2001, the court dismissed the case, and plaintiff appealed. In September 2002, the appellate court affirmed the trial court's ruling, and Venezuela has petitioned the state supreme court for further review.

The Caisse Primaire d'Assurance Maladie of Saint-Nazaires v. SEITA, et al., Civil Court of Saint-Nazaires, France, filed June 1999.

In re: Tobacco/Governmental Health Care Costs Litigation (MDL No. 1279), United States District Court, District of Columbia, consolidated June 1999. In June 1999, the United States Judicial Panel on Multidistrict Litigation transferred foreign government health care cost recovery actions brought by Nicaragua, Venezuela, and Thailand to the District of Columbia for coordinated pretrial proceedings with two such actions brought by Bolivia and Guatemala already pending in that court. Subsequently, the resulting proceeding has also included filed cases brought by the following foreign governments: Ukraine; the Brazilian States of Espirito Santo, Goias, Mato Grosso do Sul, Para, Parana, Pernambuco, Piaui, Rondonia, Sao Paulo and Tocantins; Panama; the Province of Ontario, Canada; Ecuador; the Russian Federation; Honduras; Tajikistan; Belize; the Kyrgyz Republic and 11 Brazilian cities. The cases brought by Thailand and the Kyrgyz Republic were voluntarily dismissed. The complaints filed by Guatemala, Nicaragua, Ukraine and the Province of Ontario, have been dismissed, and the dismissals are now final. The district court has remanded the cases brought by Belize, Ecuador, Honduras, the Russian Federation, Tajikistan, Venezuela, the 10 Brazilian states listed and the 11 Brazilian cities to state courts. Subsequent to remand, the Ecuador case was voluntarily dismissed. In November 2001, the Venezuela and Espirito Santo actions were dismissed, and Venezuela appealed. In September 2002, the appellate court affirmed the trial court's ruling that dismissed the case brought by Venezuela, and Venezuela has petitioned the state supreme court for further review.

The State of Rio de Janeiro of the Federal Republic of Brazil v. Philip Morris Companies Inc., et al., District Court, Angelina County, Texas, filed July 12, 1999.

The State of Goias of the Federal Republic of Brazil v. Philip Morris Companies Inc., et al., Circuit Court, Eleventh Judicial Circuit, Dade County, Florida, filed October 18, 1999.

                                                                    Exhibit 99.1

The State of Sao Paulo of the Federal Republic of Brazil v. Philip Morris Companies Inc., et al., Civil District Court, Orleans Parish, Louisiana, filed February 9, 2000.

The State of Mato Grosso do Sul, Brazil v. Philip Morris Companies Inc., et al., Circuit Court, Eleventh Judicial Circuit, Dade County, Florida, filed July 19, 2000.

The Russian Federation v. Philip Morris Companies Inc., et al., Circuit Court, Eleventh Judicial Circuit, Dade County, Florida, filed on August 25, 2000.

The Republic of Honduras v. Philip Morris Companies Inc., et al., Circuit Court, Eleventh Judicial Circuit, Dade County, Florida, filed October 5, 2000.

The State of Tocantins, Brazil v. The Brooke Group Ltd. Inc., et al., Circuit Court, Eleventh Judicial Circuit, Dade County, Florida, filed October 24, 2000.

The State of Piaui, Brazil v. Philip Morris Companies Inc., et al., Circuit Court, Eleventh Judicial Circuit, Dade County, Florida, filed December 13, 2000.

The Republic of Tajikistan v. Philip Morris Companies Inc., et al., Circuit Court, Eleventh Judicial Circuit, Dade County, Florida, filed January 22, 2001.

Her Majesty the Queen in Right of British Columbia v. Imperial Tobacco Limited, et al., Supreme Court, British Columbia, Vancouver Registry, Canada, filed January 24, 2001.

The Republic of Belize v. Philip Morris Companies Inc., et al., Circuit Court, Eleventh Judicial Circuit, Dade County, Florida, filed April 5, 2001.

City of Belford Roxo, Brazil v. Philip Morris Companies Inc., et al., Circuit Court, Eleventh Judicial Circuit, Dade County, Florida, filed May 8, 2001.

City of Belo Horizonte, Brazil v. Philip Morris Companies Inc., et al., Circuit Court, Eleventh Judicial Circuit, Dade County, Florida, filed May 8, 2001.

City of Caripicuiba, Brazil v. Philip Morris Companies Inc., et al., Circuit Court, Eleventh Judicial Circuit, Dade County, Florida, filed May 8, 2001.

City of Duque de Caxias, Brazil v. Philip Morris Companies Inc., et al., Circuit Court, Eleventh Judicial Circuit, Dade County, Florida, filed May 8, 2001.

City of Joao Pessoa, Brazil v. Philip Morris Companies Inc., et al., Circuit Court, Eleventh Judicial Circuit, Dade County, Florida, filed May 8, 2001.

City of Jundiai, Brazil v. Philip Morris Companies Inc., et al., Circuit Court, Eleventh Judicial Circuit, Dade County, Florida, filed May 8, 2001.

City of Mage, Brazil v. Philip Morris Companies Inc., et al., Circuit Court, Eleventh Judicial Circuit, Dade County, Florida, filed May 8, 2001.

City of Nilopolis-RJ, Brazil v. Philip Morris Companies Inc., et al., Circuit Court, Eleventh Judicial Circuit, Dade County, Florida, filed May 8, 2001.

City of Nova Iguacu, Brazil v. Philip Morris Companies Inc., et al., Circuit Court, Eleventh Judicial Circuit, Dade County, Florida, filed May 8, 2001.

                                                                    Exhibit 99.1

City of Rio de Janiero, Brazil v. Philip Morris Companies Inc., et al., Circuit Court, Eleventh Judicial Circuit, Dade County, Florida, filed May 8, 2001.

City of Sao Bernardo de Campo, Brazil v. Philip Morris Companies Inc., et al., Circuit Court, Eleventh Judicial Circuit, Dade County, Florida, filed May 8, 2001.

State of Para, Brazil v. Philip Morris Companies Inc., et al., Circuit Court, Eleventh Judicial Circuit, Dade County, Florida, filed May 8, 2001.

State of Parana, Brazil v. Philip Morris Companies Inc., et al., Circuit Court, Eleventh Judicial Circuit, Dade County, Florida, filed May 8, 2001.

State of Rondonia, Brazil v. Philip Morris Companies Inc., et al., Circuit Court, Eleventh Judicial Circuit, Dade County, Florida, filed May 8, 2001.

State of Pernambuco, Brazil v. Philip Morris Companies Inc., et al., Circuit Court, Eleventh Judicial Circuit, Dade County, Florida, filed December 28, 2001.

Junta de Andalucia, et al. v. Philip Morris Spain, et al., Court of First Instance, Madrid, Spain, filed February 21, 2002. In September 2002, the court granted defendants' motion for dismissal for lack of jurisdiction, and plaintiff has appealed.

Union Cases
-----------

Eastern States Health and Welfare Fund, et al. v. Philip Morris Incorporated, et al., Supreme Court, New York County, New York, filed July 28, 1997. In March 2000, the court granted defendants' motion for dismissal. Plaintiffs have appealed the dismissal.

Operating Engineers Local 12 Health and Welfare Trust Fund, et al. v. American Tobacco, Inc., et al., Superior Court, San Diego County, California, filed September 17, 1997. In March 2000, the court ruled that plaintiffs are not permitted to use California's unfair business practices statute to seek monetary damages for their claims. In April 2000, the plaintiffs voluntarily dismissed the remaining claims with prejudice and appealed certain trial court rulings to the state court of appeals. In October 2001, the California Court of Appeals affirmed the trial court's ruling. Plaintiffs appealed to the California Supreme Court, which has granted review but deferred further action pending disposition of related issues in another case.

Puerto Rican ILGWU Health & Welfare Fund, et al. v. Philip Morris Incorporated, et al., Supreme Court, New York County, New York, filed September 17, 1997.
In March 2000, the court granted defendants' motion for dismissal. Plaintiffs have appealed the dismissal.

IBEW Local 25 Health and Benefit Fund v. Philip Morris Incorporated, et al., Supreme Court, New York County, New York, filed November 25, 1997. In March 2000, the court granted defendants' motion for dismissal. Plaintiff has appealed the dismissal.

IBEW Local 363 Welfare Fund v. Philip Morris Incorporated, et al., Supreme Court, New York County, New York, filed November 25, 1997. In March 2000, the court granted defendants' motion for dismissal. Plaintiff has appealed the dismissal.

Local 138, 138A and 138B International Union of Operating Engineers Welfare Fund
v. Philip Morris Incorporated, et al., Supreme Court, New York County, New York, filed November 25, 1997. In March 2000, the court granted defendants' motion for dismissal. Plaintiff has appealed the dismissal.

                                                                    Exhibit 99.1

Local 840, International Brotherhood of Teamsters Health and Insurance Fund v. Philip Morris Incorporated, et al., Supreme Court, New York County, New York, filed November 25, 1997. In March 2000, the court granted defendants' motion for dismissal. Plaintiff has appealed the dismissal.

Long Island Regional Council of Carpenters Welfare Fund v. Philip Morris Incorporated, et al., Supreme Court, New York County, New York, filed November 25, 1997. In March 2000, the court granted defendants' motion for dismissal. Plaintiff has appealed the dismissal.

Day Care Council - Local 205 D.C. 1707 Welfare Fund v. Philip Morris Incorporated, et al., Supreme Court, New York County, New York, filed December 8, 1997. In March 2000, the court granted defendants' motion for dismissal. Plaintiff has appealed the dismissal.

Local 1199 Home Care Industry Benefit Fund v. Philip Morris Incorporated, et al., Supreme Court, New York County, New York, filed December 8, 1997. In March 2000, the court granted defendants' motion for dismissal. Plaintiff has appealed the dismissal.

Local 1199 National Benefit Fund for Health and Human Services Employees v. Philip Morris Incorporated, et al., Supreme Court, New York County, New York, filed December 8, 1997. In March 2000, the court granted defendants' motion for dismissal. Plaintiff has appealed the dismissal.

Native American Cases
---------------------

Sisseton-Wahpeton Sioux Tribe v. American Tobacco Co., et al., Tribal Court of the Sisseton-Wahpeton Sioux Tribe, filed May 8, 1998. In October 2002, the parties entered into stipulations to dismiss the case for lack of subject matter jurisdiction, and dismiss their pending appeals with prejudice. The trial court subsequently entered an order dismissing the case for lack of subject matter jurisdiction. An appellate court order dismissing the appeals with prejudice is pending.

Navajo Nation v. Philip Morris Incorporated, et al., District Court, Window Rock, Arizona, filed August 11, 1999. In January 2002, the court granted in part defendants' motion to dismiss the case and dismissed all of plaintiff's claims, except one, and plaintiff has moved for reconsideration.

The Alabama Coushatta Tribe of Texas v. American Tobacco Co., et al., United States District Court, Eastern District, Texas, filed August 30, 2000. In August 2002, the United States Court of Appeals for the Fifth Circuit denied plaintiff's petition for rehearing of the Fifth Circuit's affirmance of the trial court's August 2001 ruling that dismissed the case.

Insurer and Self-Insurer Cases
------------------------------

Group Health Plan, et al. v. Philip Morris Incorporated, et al., United States District Court, Minnesota, filed March 11, 1998. In January 2002, the court granted defendants' motion for summary judgment dismissing the case, and plaintiffs have appealed. In April 2002, plaintiff-appellants moved to certify certain questions of law to the Minnesota Supreme Court, and the motion for certification has been denied.

Blue Cross and Blue Shield of New Jersey, Inc., et al. v. Philip Morris Incorporated, et al., United States District Court, Eastern District, New York, filed April 29, 1998. In September 2000, the court severed the claims of one plaintiff, Empire Blue Cross and Blue Shield ("Empire"), from those of the other plaintiffs. Trial of Empire's claims commenced March 2001, and in June 2001, the jury returned a verdict in favor of Empire on two of its claims and awarded Empire up to approximately $17.8 million in compensatory damages, including $6.8 million against PM Inc., and no punitive damages. In July 2001, the court stayed the remaining Blue Cross plans' cases pending the outcome of Empire's appeal, and denied plaintiff's motion to treble the damage award. In October 2001, the court denied defendants' post-trial motions challenging the verdict, and in November 2001, entered judgment. In February 2002, the court awarded plaintiff approximately $38 million for attorneys' fees. PM Inc. has appealed.

                                                                    Exhibit 99.1

Taxpayer Cases
--------------

Temple, et al. v. The State of Tennessee, et al., United States District Court, Middle District, Tennessee, filed September 11, 2000. Plaintiffs' complaint seeks class certification of those individuals who are Medicaid/TennCare recipients and who have allegedly suffered from smoking-related injuries. Plaintiffs claim that the putative class is entitled to a portion of the MSA funds under Tennessee's "made whole" doctrine. Plaintiffs' motion for a preliminary injunction seeking to enjoin the State of Tennessee from receiving the MSA payments and asking that the MSA proceeds be paid into the court was denied in March 2002. In July 2002, the court granted the State's motion to dismiss on the grounds of sovereign immunity. The remaining defendants' motion to dismiss for failure to state a claim is pending.

Anderson, et al. v. The American Tobacco Company, Inc., et al., United States District Court, Middle District, Tennessee, filed May 23, 1997. In October 2002, an order was entered that consolidated this case with Temple, et al. v. The State of Tenessee, et al. ("Temple") discussed above and granted plaintiffs' motion to amend the complaint to make the allegations in this case similar to those in Temple.

Other Cases
-----------

Perry, et al. v. The American Tobacco Company, et al., United States District Court, Eastern District, Tennessee, filed September 30, 1996. In April 2001, the court granted defendants' motion to dismiss the case, and plaintiffs have appealed.

Mason, et al. v. The American Tobacco Company, et al., United States District Court, Eastern District, New York, filed December 23, 1997. In July 2002, the court denied plaintiffs' motion for class certification, and granted defendants' motion to dismiss the case. Plaintiffs have appealed.

A.O. Fox Memorial Hospital, et al. v. The American Tobacco Company, et al., Supreme Court, Nassau County, New York, filed March 30, 2000. In December 2001, the court dismissed the case for failure to state a claim. Plaintiffs have appealed.

Jefferson County d/b/a Cooper Green Hospital, et al. v. Philip Morris Incorporated, et al., Circuit Court, Jefferson County, Alabama, filed October 10, 2002.

                      CERTAIN OTHER TOBACCO-RELATED ACTIONS

The following lists certain other tobacco-related litigation pending against the Company and/or various subsidiaries and others as of November 1, 2002, and describes certain developments since August 12, 2002.

Lights/Ultra Lights Cases
-------------------------

Gesser (formerly Cummis), et al. v. Philip Morris Companies Inc. and Philip Morris Incorporated, Superior Court, Middlesex County, New Jersey, filed July 9, 1998. In September 2002, the court granted plaintiffs' motion to amend their complaint to withdraw their class action allegations.

Aspinall, et al. v. Philip Morris Companies Inc. and Philip Morris Incorporated, Superior Court, Suffolk County, Massachusetts, filed November 24, 1998. In October 2001, the court granted plaintiffs' motion for class certification.

McClure, et al. v. Philip Morris Companies Inc. and Philip Morris Incorporated, Circuit Court, Davidson County, Tennessee, filed January 19, 1999.

Marrone, et al. v. Philip Morris Companies Inc. and Philip Morris Incorporated, Court of Common Pleas, Medina County, Ohio, filed November 8, 1999.

                                                                    Exhibit 99.1

Miles, et al. v. Philip Morris Companies Inc., et al., Circuit Court, Madison County, Illinois, filed February 10, 2000. Plaintiffs' motion for class certification was granted in February 2001. Trial is scheduled for January 2003.

Craft (formerly Ratliff), et al. v. Philip Morris Companies Inc., Circuit Court, City of St. Louis, Missouri, filed February 15, 2000.

Hines, et al. v. Philip Morris Companies Inc., et al., Circuit Court, Fifteenth Judicial Circuit, Palm Beach County, Florida, filed February 23, 2001. In February 2002, the court granted plaintiffs' motion for class certification.

Philipps, et al. v. Philip Morris Incorporated, et al., United States District Court, Eastern District, Ohio, filed May 1, 2001.

Moore, et al. v. Philip Morris Incorporated, et al., United States District Court, Northern District, West Virginia, filed August 10, 2001.

In re Tobacco Cases II (Daniel Fischer, Jr., individually and on behalf of those similarly situated and the general public) v. Philip Morris Incorporated, et al., Superior Court, San Diego County, California, filed October 31, 2001. In August 2002, plaintiff stipulated to the dismissal of the Company as a defendant. In October 2002, plaintiffs amended their complaint to add PMI as a defendant. Also, in October 2002, defendants' motion to coordinate the case with a case pending in state court in San Diego, California was granted.

Curtis, et al. v. Philip Morris Companies Inc., et al., Fourth Judicial District Court, Hennepin County, Minnesota, filed November 28, 2001.

Tremblay, et al. v. Philip Morris Incorporated, United States District Court, New Hampshire, filed March 29, 2002. The case has been consolidated with Peters
v. Philip Morris Incorporated.

Peters v. Philip Morris Incorporated, United States District Court, New Hampshire, filed April 22, 2002. This case has been consolidated with Tremblay, et al. v. Philip Morris Incorporated.

Pearson v. Philip Morris Incorporated, et al., Circuit Court, Multomah County, Oregon, filed July 2, 2002. In October 2002, plaintiff voluntarily dismissed the complaint with prejudice.

Cigarette Contraband Cases
--------------------------

Department of Amazonas, et al. v. Philip Morris Companies Inc., et al., United States District Court, Eastern District, New York, filed May 19, 2000. In February 2002, the court granted defendants' motion to dismiss the complaint for failure to state a claim, and plaintiff has appealed.

The Republic of Ecuador v. Philip Morris Incorporated, et al., United States District Court, Southern District, Florida, filed June 5, 2000. In February 2002, the court granted defendants' motion to dismiss the complaint for failure to state a claim, and plaintiff has appealed.

The Republic of Belize v. Philip Morris Companies Inc., et al., United States District Court, Southern District, Florida, filed May 8, 2001. In February 2002, the court granted defendants' motion to dismiss the complaint for failure to state a claim, and plaintiff has appealed.

The Republic of Honduras v. Philip Morris Companies Inc., et al., United States District Court, Southern District, Florida, filed May 8, 2001. In February 2002, the court granted defendants' motion to dismiss the complaint for failure to state a claim, and plaintiff has appealed.

                                                                    Exhibit 99.1

The European Community, et al. v. RJR Nabisco, Inc., et al., United States District Court, Eastern District, New York, filed August 6, 2001. In February 2002, the court granted defendants' motion to dismiss the complaint for failure to state a claim, and plaintiff has appealed.

Asbestos Contribution Cases
---------------------------

Fibreboard Corporation, et al. v. The American Tobacco Company, et al., Superior Court, Alameda County, California, filed December 11, 1997.

Keene Creditors Trust v. Brown & Williamson Tobacco Corporation, et al., Supreme Court, New York County, New York, filed December 19, 1997. In October 2002, plaintiff voluntarily dismissed the case.

Owens Corning v. R.J. Reynolds Tobacco Company, et al., Circuit Court, Fayette County, Mississippi, filed August 30, 1998. In July 2001, the court granted defendants' motion for summary judgment dismissing the claims of the asbestos company plaintiff, and plaintiff has appealed.

UNR Asbestos-Disease Claims Trust v. Brown & Williamson Tobacco Corporation, et al., Supreme Court, New York County, New York, filed March 15, 1999.

Combustion Engineering, Inc., et al. v. RJR Nabisco, Inc., et al., Circuit Court, Jefferson County, Mississippi, filed December 18, 2000 (not yet served).

Gasket Holdings, et al. v. RJR Nabisco, Inc., et al., Circuit Court, Jefferson County, Mississippi, filed December 18, 2000 (not yet served).

Kaiser Aluminum & Chemical Corporation, et al. v. RJR Nabisco, Inc., et al., Circuit Court, Jefferson County, Mississippi, filed December 18, 2000.

T&N, Ltd., et al. v. RJR Nabisco, Inc., et al., Circuit Court, Jefferson County, Mississippi, filed December 18, 2000 (not yet served).

W.R. Grace & Co. Conn., et al. v. RJR Nabisco, Inc., et al., Circuit Court, Jefferson County, Mississippi, filed April 24, 2001 (not yet served).

Retail Leaders Case
-------------------

R.J. Reynolds Tobacco Company, et al. v. Philip Morris Incorporated, United States District Court, Middle District, North Carolina, filed March 12, 1999. In May 2002, the court granted PM Inc.'s motion for summary judgment and dismissed all of the claims with prejudice, and plaintiffs have appealed.

Vending Machine Case
--------------------

Lewis d/b/a B&H Vendors v. Philip Morris Incorporated, United States District Court, Middle District, Tennessee, filed February 3, 1999.

Tobacco Price Cases
-------------------

The following are putative class actions filed by tobacco wholesalers/ distributors and by smokers, alleging that defendants conspired to fix cigarette prices in violation of antitrust laws.

Buffalo Tobacco Products, et al. v. Philip Morris Companies Inc., et al., United States District Court, Northern District, Georgia, filed February 8, 2000. In June 2000, the United States Judicial Panel on Multidistrict Litigation transferred this case to the United States District Court, Northern District, Georgia. (See In re: Cigarette Antitrust Litigation, MDL No. 1342, discussed below.)

                                                                    Exhibit 99.1

DelSeronne, et al. v. Philip Morris Companies Inc., et al., Circuit Court, Wayne County, Michigan, filed February 8, 2000. In June 2002, plaintiffs' motion for class certification was denied. Plaintiffs' motion for reconsideration has been denied. Defendants' motions for summary judgment are pending.

Greer, et al. v. R. J. Reynolds, et al., Superior Court, San Francisco, California, filed February 9, 2000.

Lennon v. Philip Morris Companies Inc., et al., Supreme Court, New York County, New York, filed February 9, 2000. In October 2001, the court granted defendants' motion to dismiss, and plaintiff has appealed.

Munoz, et al. v. R. J. Reynolds, et al., Superior Court, San Francisco County, California, filed February 9, 2000.

Smith, et al. v. Philip Morris Companies Inc., et al., District Court, Seward County, Kansas, filed February 9, 2000. In November 2001, the court granted plaintiffs' motion for class certification. Trial is scheduled for September 2003.

Gray, M.D., et al. v. Philip Morris Companies Inc., et al., Superior Court, Pima County, Arizona, filed February 11, 2000. In March 2001, the trial court dismissed the case, and plaintiffs have appealed. In May 2002, the Arizona Court of Appeals overturned the trial court's ruling, and defendants appealed.

Brownstein, et al. v. Philip Morris Companies Inc., et al., Circuit Court, Broward County, Florida, filed February 14, 2000. Defendants' motion to dismiss is pending.

Morse v. R. J. Reynolds, et al., Superior Court, Alameda County, California, filed February 14, 2000.

Ulan v. R. J. Reynolds, et al., Superior Court, Alameda County, California, filed February 17, 2000.

Williamson Oil Company, Inc. v. Philip Morris Companies, et al., United States District Court, Northern District, Georgia, filed February 18, 2000. In June 2000, the United States Judicial Panel on Multidistrict Litigation transferred this case from United States District Court, District of Columbia. (See In re:
Cigarette Antitrust Litigation, MDL No. 1342, discussed below.)

Shafer v. Philip Morris Companies Inc., et al., District Court, Morton County, North Dakota, filed February 16, 2000.

Sullivan v. R. J. Reynolds, et al., Superior Court, Alameda County, California, filed February 22, 2000.

Teitler v. R. J. Reynolds, et al., Superior Court, Alameda County, California, filed February 22, 2000.

Peirona v. Philip Morris Companies Inc., et al., Superior Court, San Francisco County, California, filed February 28, 2000.

Cusatis v. Philip Morris Companies Inc., et al., Circuit Court, Milwaukee County, Wisconsin, filed February 28, 2000.

Sand v. Philip Morris Companies Inc., et al., Superior Court, Los Angeles County, California, filed February 28, 2000.

Amsterdam Tobacco Corp., et al. v. Philip Morris Companies Inc., et al., United States District Court, Northern District, Georgia, filed March 6, 2000. In June 2000, the United States Judicial Panel on Multidistrict Litigation transferred this case from United States District Court, District of Columbia. (See In re:
Cigarette Antitrust Litigation, MDL No. 1342, discussed below.)

                                                                    Exhibit 99.1

Nierman v. Philip Morris Companies Inc., et al., Supreme Court, New York County, New York, filed March 6, 2000. In October 2001, the court granted defendants' motion to dismiss, and plaintiffs have appealed.

Sylvester v. Philip Morris Companies Inc., et al., Supreme Court, New York County, New York, filed March 8, 2000. In October 2001, the court granted defendants' motion to dismiss, and plaintiffs have appealed.

I. Goldschlack v. Philip Morris Companies Inc., et al., United States District Court, Northern District, Georgia, filed March 9, 2000. In June 2000, the United States Panel on Multidistrict Litigation transferred this case to the United States District Court, Northern District of Georgia. (See In re: Cigarette Antitrust Litigation, MDL No. 1342, discussed below.)

Suwanee Swifty Stores, Inc., D.I.P. v. Philip Morris Companies Inc., United States District Court, Northern District, Georgia, filed March 14, 2000. In June 2000, the United States Panel on Multidistrict Litigation transferred this case to the United States District Court, Northern District of Georgia. (See In re:
Cigarette Antitrust Litigation, MDL No. 1342, discussed below.)

Holiday Markets, Inc., et al. v. Philip Morris Companies Inc., United States District Court, Northern District, Georgia, filed March 17, 2000. In June 2000, the United States Panel on Multidistrict Litigation transferred this case to the United States District Court, Northern District of Georgia. (See In re:
Cigarette Antitrust Litigation, MDL No. 1342, discussed below.)

Taylor, et al. v. Philip Morris Companies Inc., et al., Superior Court, Cumberland County, Maine, filed March 24, 2000.

Romero, et al. v. Philip Morris Companies Inc., et al., First Judicial District Court, Rio Arriba County, New Mexico, filed April 10, 2000. Plaintiffs' motion for class certification is pending.

Belch, et al. v. Philip Morris Companies Inc., et al., Superior Court, Alameda County, California, filed April 11, 2000.

Belmonte, et al. v. R. J. Reynolds, et al., Superior Court, Alameda County, California, filed April 11, 2000.

Aguayo, et al. v. R.J. Reynolds, et al., Superior Court, Alameda County, California, filed April 11, 2000.

Swanson, et al. (formerly Vetter, et al.) v. Philip Morris Companies Inc., et al., District Court, Hughes County, South Dakota, filed April 18, 2000.

Ludke, et al. v. Philip Morris Companies Inc., et al., District Court, Hennepin County, Minnesota, filed April 20, 2000. In November 2001, the court denied plaintiffs' motion for class certification.

Kissel, et al. (formerly Quickle, et al.) v. Philip Morris Companies Inc., et al., First Judicial Circuit Court, Ohio County, West Virginia, filed May 2, 2000.

Hartz Foods, et al. v. Philip Morris Companies Inc., et al., United States District Court, Northern District, Georgia, filed May 10, 2000. In June 2000, the United States Panel on Multidistrict Litigation transferred this case to the United States District Court, Northern District of Georgia. (See In re:
Cigarette Antitrust Litigation, MDL No. 1342, discussed below.)

Baker, et al. v. R.J. Reynolds, et al., Superior Court, Alameda County, California, filed May 15, 2000.

Campe, et al. v. R.J. Reynolds, et al., Superior Court, Alameda County, California, filed May 15, 2000.

Barnes v. Philip Morris Companies Inc., et al., Superior Court, District of Columbia, filed May 18, 2000. Defendants' motion to dismiss is pending.

                                                                    Exhibit 99.1

Lau, et al. v. R.J. Reynolds, et al., Superior Court, Alameda County, California, filed May 25, 2000.

In re: Cigarette Antitrust Litigation, MDL No. 1342, Federal Multidistrict Litigation Panel, United States District Court, Northern District, Georgia, Atlanta Division, filed June 7, 2000. (Coordinated litigation of all federal cases.) In July 2002, the court granted defendants' motion for summary judgment dismissing the case in its entirety, and plaintiffs have appealed.

Philips, et al. v. R.J. Reynolds, et al., Superior Court, Alameda County, California, filed June 9, 2000.

Pooler/Unruh, et al. v. R.J. Reynolds, et al., Second Judicial District, Washoe County, Nevada, filed June 9, 2000.

Saylor, et al. v. Philip Morris Companies Inc., et al., Circuit Court, Washington County, Tennessee, filed August 15, 2001. Defendants' motion to dismiss the case and plaintiffs' motion for class certification are pending.

Cases Under the California Business and Professions Code
--------------------------------------------------------

Brown, et al. v. The American Tobacco Company, Inc., et al., Superior Court, San Diego County, California, filed June 10, 1997. In April 2001, the court granted in part plaintiffs' motion for class certification and certified a class comprised of residents of California who smoked at least one of defendants' cigarettes between June 1993 and April 2001 and who were exposed to defendants' marketing and advertising activities in California. Certification was granted as to plaintiffs' claims that defendants violated California Business and Professions Code Sections 17200 and 17500 pursuant to which plaintiffs allege that class members are entitled to reimbursement of the costs of cigarettes purchased during the class period and injunctive relief barring activities allegedly in violation of the Business and Professions Code. Trial is scheduled for April 2003.

Daniels, et al. v. Philip Morris Companies Inc., et al., Superior Court, San Diego County, California, filed April 2, 1998. In November 2000, the court granted the plaintiffs' motion for class certification on behalf of minor California residents who smoked at least one cigarette between April 1994 and December 1999. Certification was granted as to plaintiffs' claims that defendants violated California Business and Professions Code Section 17200 pursuant to which plaintiffs allege that class members are entitled to reimbursements of the costs of cigarettes purchased during the class period and injunctive relief barring activities allegedly in violation of the Business and Professions Code. In September 2002, the court granted defendants' motions for summary judgment as to all claims in the case. In November 2002, the court confirmed its earlier rulings granting defendants' motion for summary judgment.

Tobacco Growers' Case
---------------------

DeLoach, et al. v. Philip Morris Incorporated, et al., United States District Court, Middle District, North Carolina, filed February 16, 2000. In April 2002, the court granted plaintiffs' motion for class certification. Defendants' petition for interlocutory review of the class certification order was denied in June 2002. Trial is scheduled for April 2004.

MSA-Related Cases
-----------------

The following are cases in which plaintiffs have challenged the validity of the Master Settlement Agreement described in Note 8. Contingencies.

Forces Action Project, LLC, et al. v. The State of California, et al., United States District Court, Northern District, California, filed January 23, 1999. In August 2001, the United States Court of Appeals for the Ninth Circuit affirmed the district court's dismissal of plaintiffs' claims based on lack of standing, and reversed the district court's denial of plaintiffs' motion for leave to file an amended complaint. In January 2002, the district court denied plaintiffs' new motion to amend the complaint, and plaintiffs have appealed.

                                                                    Exhibit 99.1

A.D. Bedell Company, Inc. v. Philip Morris Incorporated, et al., Supreme Court, Cattaraugus County, New York, filed October 18, 1999. In November 1999, the court denied a motion to dismiss the complaint and denied a motion to vacate the temporary restraining order enjoining PM Inc. from refusing to sell products to plaintiff. Defendants filed an appeal from the court's denial of their motion to dismiss and motion to vacate. In May 2000, the appellate court granted in part and denied in part defendants' motion to dismiss the case. The stay which was previously pending resolution of A.D. Bedell Wholesale Co. v. Philip Morris Incorporated, et al., expired upon the denial of certiorari in that case.

PTI, Inc., et al. v. Philip Morris Incorporated, et al., United States District Court, Central District, California, filed August 13, 1999. In May 2000, the court dismissed plaintiffs' claims.

Star Scientific Inc. v. Mark E. Earley, United States District Court, Eastern District, Virginia, filed December 15, 2000. Plaintiff, a cigarette manufacturer, filed a suit against the Commonwealth of Virginia challenging the constitutionality of the MSA and the legislation enacted to enforce it. The Company was not named as a defendant in the suit. In March 2001, the district court entered a final order dismissing the case on the grounds that plaintiff lacked standing to assert the constitutional challenges to the MSA and that the challenge of the qualifying statute failed to state a claim upon which relief can be granted, and plaintiff has appealed. In January 2002, the United States Court of Appeals for the Fourth Circuit affirmed the district court's decision rejecting plaintiff's claims. In October 2002, the United States Supreme Court refused to hear further appeals.

Mariana, et al. v. William, et al., United States District Court, Middle District, Pennsylvania, filed October 31, 2001. Plaintiffs, seeking to enjoin the Commonwealth of Pennsylvania's receipt of funds pursuant to the MSA, allege that enforcement of the MSA is unconstitutional and violates antitrust laws.

Neel, et al. v. Strong, et al., Circuit Court, St. Louis County, Missouri, filed January 8, 2002. Plaintiffs, two Missouri residents and taxpayers, seek to enjoin the payment by PM Inc. and other tobacco companies of attorneys' fees to counsel who represented the State of Missouri in its health care cost recovery suit against the tobacco industry, and allege that the Missouri fee payment agreement violates certain provisions of the Missouri Constitution. In September 2002, the court granted defendants' motion to dismiss the case, and plaintiffs have appealed.

In June 2002, a judge in a New York State trial court, on his own motion, issued an order to show cause regarding the attorneys' fees arbitration award to private counsel in connection with the New York Attorney General's health care cost recovery action. While the order to show cause principally focuses on the propriety of the amount of fees awarded, it also raises the questions of whether the court can and should revisit its prior approval of the MSA. In October 2002, the court held that the attorneys' fees being paid by PM Inc. and other tobacco companies to private counsel were improper because such counsel failed to submit an application to fix their fees in violation of New York State law. The court enjoined the tobacco companies, including PM Inc., from making future fee payments to private counsel and directed that future payments be made to the Attorney General of the State of New York to be held in escrow for the benefit of the people of the State of New York. All payments made to private counsel prior to October 2002 are to be considered trust funds pending private counsels' application for an order fixing the amount of their reasonable compensation.

Consolidated Putative Punitive Damages Cases
--------------------------------------------

Simon, et al. v. Philip Morris Incorporated, et al. (Simon II), United States District Court, Eastern District, New York, filed September 6, 2000. In July 2002, plaintiffs filed an amended consolidated class action complaint and a motion for class certification. The complaint sought certification of punitive damages class of persons

                                                                    Exhibit 99.1

residing in the United States who smoke or smoked defendants' cigarettes, and who have been diagnosed by a physician with an enumerated disease from April 1993 through the date notice of the certification of this class is disseminated. The following persons are excluded from the class: (1) those who have obtained judgments or settlements against any defendants; (2) those against whom any defendant has obtained judgment; (3) persons who are part of the certified Engle case; (4) persons who should have reasonably realized that they had an enumerated disease prior to April 9, 1993; and (5) those whose diagnosis or reasonable basis for knowledge predates their use of tobacco.

                              CERTAIN OTHER ACTIONS

The following lists certain other actions pending against subsidiaries of the Company and others as of November 1, 2002.

National Cheese Exchange Cases
------------------------------

Consolidated Action: (Servais, et al. v. Kraft Foods, Inc. and the National Cheese Exchange, Inc., Circuit Court, Dane County, Wisconsin, filed May 5, 1997; Dodson, et al. v. Kraft Foods, Inc., et al., Circuit Court, Dane County, Wisconsin, filed July 1, 1997; Noll, et al. v. Kraft Foods, Inc., et al., Circuit Court, Dane County, Wisconsin, filed July 11, 1997).

Environmental Matters
---------------------

In May 2001, the Attorney General for the State of Ohio notified Kraft Foods North America that it may be subject to an enforcement action for alleged violations of the state's water pollution control law at its production facility in Farmdale, Ohio. The Ohio Attorney General has alleged that this facility has exceeded its water permit effluent limits and violated its reporting requirements. The State has offered to attempt to negotiate a settlement of this matter, and Kraft Foods North America has accepted the offer to do so. The State has not yet identified the relief it may seek in this matter.